UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 8, 2008

INMEDICA DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12968	87-0397815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3104 E. Camelback Road, Suite 242
Phoenix, Arizona 85016
(Address of principal executive offices) (Zip Code)

(480) 991-9500
(Registrant’s telephone number, including area code)

825 North 300 West, Suite N132
Salt Lake City, Utah 84103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On December 8, 2008 and January 30, 2009, InMedica Development Corporation, a Utah corporation (the “Registrant”) entered into three separate material agreements.  One of these agreements, dated January 30, 2009, was made with MicroCor, Inc., a Utah corporation (“MicroCor”), Law Investments CR, S.A., a Costa Rica corporation (“LI”), and SNG Consulting, LLC, an Arizona limited liability company (“SNG”).  This agreement is hereinafter referred to as the “MicroCor Agreement.”  Registrant owns 57% of the issued and outstanding stock of MicroCor.  The second of the three agreements, dated December 8, 2008, is a stock purchase option agreement between Registrant and LI (the “LI Agreement”).  The third agreement, dated December 8, 2008, is a stock purchase option agreement between Registrant and SNG (the “SNG Agreement”).

In the MicroCor Agreement, the parties agree that Registrant, LI, and SNG will vote their respective ownership interest in MicroCor, if any, for the election of Larry E. Clark, Ralph Henson, and Richard Bruggeman, the three former Directors of Registrant (see Item 5.02 below), as Directors of MicroCor.  The MicroCor Agreement also provides for Registrant to create a class of preferred stock, without dividend or voting rights, which will receive 100% of any future benefit from the sale, spin off, merger or liquidation of MicroCor or the commercialization of its hematocrit technology (the “Preferred Stock”).  The shares of the Preferred Stock will be distributed as a dividend, subject to compliance with federal and state securities laws and regulations, to the Registrant’s common stockholders, as of the record date of January 30, 2009.  The MicroCor Agreement also provides that the MicroCor Board of Directors shall have sole discretion to reach agreements and settlements with creditors and shareholders of MicroCor, including Registrant, without the consent of Registrant’s Board of Directors as then constituted.  These settlements and agreements may be in the best interest of MicroCor and the holders of the Preferred Stock, and not necessarily the Registrant.  The term of the MicroCor Agreement and the Preferred Stock is the later of:  (i) two years commencing on January 30, 2009; (ii) the resolution of the MicroCor Board to abandon further development of the hematocrit technology; or (iii) the spin off, merger or liquidation of MicroCor or its hematocrit technology.

In the LI Agreement, Registrant grants to LI a one-year option to purchase up to 15,000,000 restricted shares of Registrant’s common stock at a purchase price of $0.0075 per share.  The LI Agreement is transferable by LI. The LI Agreement provides that the first $75,000 received from the purchase of Registrant’s common stock pursuant to the LI Agreement shall be distributed to Registrant’s wholly-owned subsidiary, ValuMobile, LLC, a Nevada limited liability company (“ValuMobile”), as a contribution to capital.  The LI Agreement further provides that LI and any of its affiliates shall not collectively acquire more than 88% of the outstanding common stock of Registrant until such time as Registrant or ValuMobile has been funded with at least $1,500,000.

In the SNG Agreement, Registrant grants to SNG a one-year option to purchase up to 5,000,000 restricted shares of Registrant’s common stock at a purchase price of $0.01 per share.  The SNG Agreement is transferable by SNG.  As consideration for the SNG Agreement, SNG transferred to Registrant 100% ownership of ValuMobile. ValuMobile was newly formed at the time the SNG Agreement was entered into by Registrant.  The SNG Agreement further provides that SNG and any of its affiliates shall not collectively acquire more than 88% of the outstanding common stock of Registrant until such time as Registrant or ValuMobile has been funded with at least $1,500,000.

Item 3.02	Unregistered Sales of Equity Securities.

If Registrant’s common stock is purchased by LI or SNG pursuant to the LI Agreement or the SNG Agreement, the agreements provide for the shares so sold to be unregistered.  When the aggregate number of shares sold pursuant to those agreements exceeds 5% of Registrant’s total outstanding shares of common stock, Registrant will file a Form 8-K with the Securities and Exchange Commission under Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

(b)   The creation of the Preferred Stock, as discussed in Item 1.01 above, will modify the rights of those who become holders of Registrant's common stock after January 30, 2009.  All financial benefits from MicroCor's hematocrit technology, if any, will be distributed to the holders of the Preferred Stock after payment of all MicroCor's debts and no MicroCor assets will be distributed to Registrant's common stockholders.

Item 5.01	Change In Control.

With the resignation of Registrant’s three Directors and Officers (see Item 5.02 below) and the appointment of three new Directors and Officers (see Item 5.02 below), control of Registrant has changed.

Currently, Registrant has 18,629,493 shares of common stock issued and outstanding.  If all 20,000,000 shares of common stock are purchased by LI and SNG pursuant to the LI Agreement and the SNG Agreement (see Item 1.01 above), LI and SNG would own a total of 51.8% of Registrant’s then issued and outstanding shares of common stock.

If LI purchases all 15,000,000 shares available to be purchased pursuant to the LI Agreement and SNG purchases no shares pursuant to the SNG Agreement, LI would own 44.6% of Registrant’s then outstanding shares of common stock.

If SNG purchases all 5,000,000 shares available to be purchased pursuant to the SNG Agreement and LI purchases no shares pursuant to the LI Agreement, SNG would own 21.2% of Registrant’s then outstanding shares of common stock.

The sole Member of SNG is Ashley Conquest, the daughter of Ronald Conquest, a newly appointed Director and Officer of Registrant (see Item 5.02 below).  Ashley Conquest and Ronald Conquest serve as the co-managers of ValuMobile LLC.

On September 10, 2008, Chi Lin Technology Co., Ltd. (“Chi Lin”) granted an option to Synergistic Equities Ltd., a Belize corporation (“Synergistic”), to purchase 6,043,704 issued and outstanding shares of common stock of Registrant currently owned by Chi Lin (the “Chi Lin Agreement”). If all 6,043,704 shares of common stock were purchased pursuant to the Chi Lin Agreement, then Synergistic would own 32.4% of Registrant’s then issued and outstanding shares of common stock. In the event all options were exercised, Synergistic, SNG and LI would collectively own 67.4% of Registrant’s then issued and outstanding shares of common stock. Ronald Conquest has served as an agent for Synergistic, but is not an officer, director or shareholder of Synergistic.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 30, 2009, Larry E. Clark, Ralph Henson and Richard Bruggeman resigned as Directors of Registrant.  Further, Larry E. Clark resigned as Chairman of Registrant, Ralph Henson resigned President and Chief Executive Officer of Registrant, and Richard Bruggeman resigned as Secretary/Treasurer and Chief Financial Officer of Registrant, all effective January 30, 2009.  There were no disagreements between Mr. Clark, Mr. Henson, Mr. Bruggeman and Registrant.

(c) (d) Effective January 30, 2009, Mr. Ronald Conquest, Mr. Wayne Myers, and Mr. Christopher Miller were appointed as Directors of Registrant.  Additionally, Mr. Conquest was appointed as Chairman and Principal Executive Officer, Mr. Myers was appointed President and Principal Operating Officer, and Mr. Miller was appointed Secretary/Treasurer and Principal Financial Officer.  There are no family relationships between Messrs.  Conquest, Myers and Miller.  Information concerning the business experience of Messrs. Conquest, Myers and Miller is set forth below.

Mr. Ronald Conquest, age 64, has been involved in a number if businesses and enterprises during the last 35 years.  Since 2001, he has acted as a financial consultant with regard to investment and merchant banking and acquisitions and mergers under the trade name The Conquest Group located in Phoenix, Arizona.

Mr. Wayne Myers, age 55, from November 2005 to present, has served as founder and Chief Executive Officer of x-Mobility Ltd. located in London England UK.  x-Mobility Ltd. is a mobile virtual network operator and a service provider/carrier focusing on fixed mobile convergence with unique applications for vertical markets.  From October 2003 to November 2005, Mr. Myers was the Chief Executive Officer of Comoretel Holdings Ltd. in London, United Kingdom, which provided patented telecommunication technology in the United States, the United Kingdom, the Middle East and Africa.  Mr. Myers was also recently appointed as a Director of Peach Amber Ltd. of London, United Kingdom.

Mr. Christopher Miller, age 39, graduated from Arizona State University in 1994 with a Bachelor of Science Degree in Finance.  Since 2003, Mr. Miller has offered specialized consulting services to entrepreneurs, private investment companies and licensed securities brokers-dealers under the name Sun Capital, LLC located in Phoenix, Arizona.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

2.1	Agreement between InMedica Development Corporation, MicroCor, Inc., Law Investments CR, S.A., and SNG Consulting, LLC, dated January 30, 2009

2.2	Stock Purchase Option Agreement between Registrant and Law Investments CR, S.A., dated December 8, 2008

2.3	Stock Purchase Option Agreement between Registrant and SNG Consulting, LLC, dated December 8, 2008

2.4	Option to Purchase Common Stock between Synergistic Equities Ltd. and Chi Lin Technology Co., Ltd., dated September 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 9, 2008
INMEDICA DEVELOPMENT CORPORATION

By:	/s/ Ronald Conquest

Ronald Conquest
Chairman and Chief Executive Officer